Exhibit n

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 20, 2007, relating to the financial statements of the Nuveen Multi-Currency Short-Term Government Income Fund, which appear in the Registration Statement on Form N-2 declared effective on April 25, 2007, which is also incorporated by reference. We also consent to the reference to our firm in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

April 26, 2007